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                                AMENDMENT NO. 3
                                       TO
                           ATLANTIC RICHFIELD COMPANY
                            EXECUTIVE DEFERRAL PLAN

                           --------------------------

  Pursuant to the power of amendment reserved therein, the following amendment is hereby made to the Atlantic Richfield Company Executive Deferral Plan (the "Plan") effective as of January 1, 1997, except as otherwise indicated.

1.   Article I, Section 1.1 of the Plan is amended to read as follows:

     "1.1 This Plan is intended to provide the opportunity for eligible Employees to accumulate supplemental funds through the deferral of portions of their Salary, Awards and Executive Supplementary Savings Plan benefits for retirement or special needs prior to retirement."

2.   Article I, Section 3.1 of the Plan is amended to read as follows:

     "3.1 Account means a separate bookkeeping account maintained by the Company for each Employee and which measures and determines the amounts to be paid to the Employee under the Plan for each component of Deferred Compensation. Separate subaccounts will be established for separate components of Deferred Compensation, as applicable, deferred by an Employee."

3. Effective December 1, 1995, Article I, Section 3.3 of the Plan is amended to read as follows:

     "3.3 Awards means cash awards made under the Atlantic Richfield Company Annual Incentive Plan, the Atlantic Richfield Company Special Incentive Plan or the ARCO Investment Management Company Annual Bonus Plan."
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4.   Article I, Section 3.9 of the Plan is amended to read as follows:

     "3.9 Deferral Commitment means a promise made by an Employee to defer compensation pursuant to Article III for which a Participation Agreement has been submitted by the Employee to the Company."

5.   Article I, Section 3.11 of the Plan is deleted and Sections 3.12 through
     3.32 are redesignated as Sections 3.11 through 3.31.

6.   Article II, Section 1 of the Plan is amended to read as follows:

     "SECTION 1.  ELIGIBILITY AND PARTICIPATION

     1.1 ELIGIBILITY. Eligibility to make a Deferral Commitment shall be limited to Employees who (a) (i) are eligible to receive an Award and (ii) either are classified in the executive Payroll Grade Structure of the Company, or are Grades 007, 008, 009 or 0010 in the regular Payroll Grade Structure of the Company, (b) are a Participant in the Executive Supplementary Savings Plan or (c) have been designated as eligible by a specific resolution of the Administrative Committee upon recommendation of the Vice President, Human Resources of the Company."

7.   Article II, Section 2 of the Plan is amended to read as follows:

     "SECTION 2. BASIC FORMS OF DEFERRAL

     2.1 A Participant may elect to defer the following forms of compensation in a Participation Agreement:

        (a) SALARY DEFERRAL. Commencing with Salary earned during pay periods ending on and after October 1, 1990, a Participant may elect to defer Salary earned during a Deferral Period, subject to any limitations, conditions or

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     restrictions, such as minimum or maximum amounts that may be deferred, as are prescribed by the Administrative Committee in advance of the Deferral Period.

        (b) AWARD DEFERRAL. A Participant may elect to defer Awards to be paid by the Company during a Deferral Period, subject to any limitations, conditions or restrictions, such as minimum or maximum amounts that may be deferred, as are prescribed by the Administrative Committee in advance of the Deferral Period.

        (c) ESSP BENEFIT DEFERRAL. A Participant may elect to defer the ESSP Benefit earned during the Deferral Period, subject to any limitations, conditions or restrictions, such as minimum or maximum amounts that may be deferred, as are prescribed by the Administrative Committee in advance of the Deferral Period.

        (d) CAP PLAN MAKE-UP DEFERRAL. Any amount of Salary that the Participant elected to contribute to defer into the CAP Plan during each Deferral Period and which was not permitted due to legal restrictions, other than the limitation on the amount of deferrals under Section 402(g) of the Code, precluding such deferrals to the CAP Plan shall be deferred under this Plan to the extent that such contributions or deferrals would have received the Matching Company Contribution under the CAP Plan, as applicable. To the extent that such amounts are deferred into this Plan during the Deferral Period, the Company will contribute an additional amount to this Plan based upon the Matching Company Contribution formula then in effect under the CAP Plan, as applicable."

8.   Article II, Section 4 of the Plan is amended to read as follows:

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     "4.1    Except as otherwise permitted for accelerated Deferred
     Compensation, as defined in Section 7.1(b) of this Article, Deferral Commitments shall be subject to the following limitations:

          (a) A Participant may not defer more than fifty percent (50%) of the Participant's Salary, except that the limit shall be seventy-five percent (75%) of the Participant's Salary payable during the first Plan Year, which commences on the Effective Date and ends on December 31, 1990 and during the Plan Year commencing on January 1, 1991.

          (b) The minimum amount that may be deferred for the Deferral Period relating to a Deferral Commitment, shall be established by the Administrative Committee in advance of the Deferral Period and shall be allocable among the forms of Deferred Compensation described in Article II,
     Section 2.1(a) thru (c)."

9.   Article III, Section 1 of the Plan is amended to read as follows:

     "SECTION 1. ACCOUNTS

     1.1 For record-keeping purposes only, an Account shall be maintained for each Participant."

10.  Article III, Section 3 of the Plan is amended to read as follows:

     "SECTION 3.  INTEREST RATE

     3.1  (a)  Except with respect to payments made pursuant to Article IV,
     Section 4.1(b)(i), a Participant's Account shall be credited as of each Valuation Date during each Plan Year at the interest rate previously announced by the Company to be applicable for the Plan Year, compounded annually. Interest shall be credited as of each Valuation Date from the dates when deferred amounts are credited to Accounts based on the balance of each Account.

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          (b)  Guaranteed Interest Rate. In no event will the Interest Rate applicable to a Participant's Account during the Participant's lifetime and Transferred Accounts from the Atlantic Richfield Annual Incentive Plan be less than the Citibank Base Rate and in no event will the Interest Rate applicable to Transferred Accounts from the Atlantic Richfield Executive Supplementary Savings Plan be less than the Money Market Rate of interest under the Savings Plan for the period of time commencing on the date of transfer and ending on the date the Accounts are paid."

11.  Article IV, Section 1 of the Plan is amended to read as follows:

     "SECTION 1.  PLAN BENEFIT

     1.1 If a Participant has a Termination of Employment for any reason the Company shall pay a Plan benefit equal to the Participant's Account balance, as determined below:

          (a) A Participant's Account shall be credited with the rate of interest previously determined under Article III, Section 3.1(a) or (b), and communicated in advance of each Deferral Period, to be applicable for each Plan Year that the Account has been maintained.

          (b) The Interest Rates provided under Section 1.1(a) of this Article, shall be payable until the Participant's Account is distributed in full."

12. Article IV, Section 2, Paragraph 2.1 of the Plan is amended to read as follows:

     "2.1    Retirement Distributions shall be paid at the time and in the form of benefit elected by the Participant for the total Deferred Compensation (Salary, Awards and ESSP), at the time of the Deferral Commitment establishing such

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     deferral, on the Participation Agreement. A Participant's election shall be irrevocable, except as follows:

          (a) Once each Plan year prior to a Plan Year previously designated by the Administrative Committee and communicated to Participants, at a time and on a form prescribed by the Administrative Committee, each Participant may change the time and/or form of the Retirement Distribution of the total Deferred Compensation in the Participant's Account. Effective as of the plan year previously designated by the Administrative Committee under the preceding sentence, the election by the Participant on file on such date shall govern the time and form of the retirement distribution for all amounts in the Participant's account, whether attributable to deferrals before or after such date.

          (b) A Participant may request, by application to the Administrative Committee, approval of a change of the prior election at any time prior to retirement or commencement of benefits, or in the case of installment payments, following commencement of payments, (i) without any reduction in, or imposition of any penalty on, the Participant's Account, provided that the Administrative Committee determines, upon application of the Participant, that the Participant has experienced a Financial Hardship justifying the request for a change of election; or (ii) the Administrative Committee, in its sole discretion, determines that it is appropriate to grant the Participant's request.

          (c) Absent an election by the Participant of the form and/or commencement date of the Retirement Distribution, payment will be made in a lump sum immediately following the Participant's date of retirement."

13.  Article IV, Section 4 of the Plan is amended to read as follows:

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  "SECTION 4. SURVIVOR BENEFITS

  4.1  (a)  Prior to Change of Control the following provisions shall apply:

            (i)   Death After Age 65.  If the Participant dies on or after
                  ------------------
     attaining age 65 the Survivor Benefits shall be equal to the Participant's Account balance, payable in the form previously elected by the Participant.

            (ii)  Death Prior to Termination of Employment and Prior to Age 65.
                  ------------------------------------------------------------
     If the Participant dies prior to attaining age 65 and prior to Termination of Employment, the Survivor Benefit shall be paid in monthly installments and shall be the greater of (i) forty percent (40%) of the Participant's total Deferral Commitment, or (ii) the actual Account balance of the Participant, assuming a payout for the number of years between the Participant's death and the year the Participant would have attained age 65, increased by the applicable Interest Rate credited on unpaid Account balances of deceased Participants during each year of the payment period to the survivor.

            (iii) Death After Termination of Employment and Prior to Age 65.
                  ----------------------------------------------------------
     If the Participant dies after Termination of Employment and prior to age 65, the Participant's Account balance, if any, shall be paid by continuation of the form of benefit which was payable to the Participant for the remaining payments which would have been made to the Participant if the Participant had lived, increased by the applicable Interest Rate credited on unpaid Account balances of deceased Participants during each year of the payment period to the survivor.

            (iv)  Special Rule.  If the Participant dies before age 65, the
                  ------------
     Survivor Benefit will be paid in monthly installments until the Participant would have attained age 65; provided, however, that if payment is made pursuant to Section 4.1(a)(ii) of this Article, and the number of years between the Participant's death and the year the Participant would have attained age 65 is

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

     less than the period of installments elected by the Participant to be payable upon retirement, then the Survivor Benefit will be paid in accordance with the Participant's retirement election of installments to be payable upon retirement.

          (b) Following Change of Control the following provisions shall apply:

              (i) If a Participant dies following a Change of Control the Survivor Benefit shall be equal to the Participant's Account balance, payable in a lump sum to the Participant's Beneficiary."

14.  Article IV, Section 5 of the Plan is amended to read as follows:

     "SECTION 5. IN-SERVICE DISTRIBUTIONS

     5.1 A Participant may elect to receive an In-Service Distribution from the Participant Account subject to the following restrictions:

          (a) TIMING OF ELECTION. The election to take an In-Service Distribution from an Account must be made at the same time the Participant makes the annual Deferral Commitment.

          (b) AMOUNT OF WITHDRAWAL. The amount which a Participant can elect to receive as an In-Service Distribution with respect to an Account shall be such portions of the Participant's Account balance, as prescribed by the Administrative Committee in advance of the Deferral Period. If a previously elected amount exceeds the Account balance when an In-Service Distribution is to be made, only the Account balance will be paid.

          (c) TIMING AND FORM OF IN-SERVICE DISTRIBUTION. The In-Service Distribution shall commence at the time and in the form elected by the Participant on the Participant Agreement at the time of the Deferral Commitment;

     provided, however, that if the Participant terminates employment without a right to commence a retirement allowance under the Retirement Plan, the In-Service Distribution election will be canceled and distribution will be made pursuant to Section 3 of this Article, and provided, further, that if the Participant terminates employment with a right to commence a retirement allowance, the In-Service Distribution election will be canceled and distribution will be made pursuant to Section 2 of this Article. In no event shall an In-Service Distribution be made prior to seven years following the start of the Deferral Period.

          (d) Amounts paid to a Participant pursuant to this section shall be treated as distributions from the Participant's Account."

15.  Sections 7 through 11 of Article IV of the Plan, with the effective date of
     Section 11 being August 1, 1997, are amended to read as follows:

     "SECTION 7.  DISABILITY

     7.1 If a Participant suffers a Disability under the provisions of the Atlantic Richfield Executive Long-Term Disability Plan, the Participant's Deferral Commitments will cease except for any Awards or ESSP Benefits which may be payable thereafter. Distribution of the Deferred Compensation will not be made due to the Disability. The Participant's Account will be distributed in accordance with the method which the Participant had elected for payment of retirement benefits with respect to such Deferred Compensation if and when the Participant retires following his Disability. Absent a retirement election by the Participant, payment will be made in a lump sum upon Termination of Employment.

     SECTION 8.  TERMINATION OF EMPLOYMENT DUE TO SPECIAL CIRCUMSTANCES

     8.1 If a Participant terminates employment involuntarily in conjunction with a sale of assets or a reorganization (including termination due to a specific job elimination) the Participant's Account will be distributed in accordance with
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     the method which the Participant had elected for payment of retirement benefits with payment commencing on the earliest date the Participant would have become eligible to commence receiving the retirement benefit. During the period between the Participant's termination and the commencement of payments, interest will be credited to the Participant's Account each year at the applicable rate of interest. Absent a retirement election by the Participant, payment will be made in a lump sum upon Termination of Employment.

     SECTION 9.  VALUATION AND SETTLEMENT

     9.1 The date on which a lump sum is paid or the date on which installment payments commence shall be the "Settlement Date." The Settlement Date shall be no more than thirty (30) days after the last day of the month in which the Participant or his Beneficiary becomes entitled to payments on account of retirement, other Termination of Employment or death, unless the Participant elects to defer commencement of payments following retirement to a later date in the Participation Agreement. The Settlement Date for an In-Service Distribution or delayed payments following retirement shall be the month which the Participant elects for commencement of such payments in the election form for designation of form of payment. The amount of a lump sum and the initial amount of installment payments shall be based on the value of the Participant's Account as of the Valuation Date at the end of the immediately preceding month before the Settlement Date. For example, the Valuation Date at the end of December shall be used to determine lump sum or the initial amount of installment payments which will be made in the following January.

     SECTION 10.  SMALL BENEFIT

     10.1 Notwithstanding any election made by the Participant, the Administrative Committee, in its sole discretion, may pay any benefit in the form of a lump sum payment to the Participant or any Beneficiary, if the lump sum amount of the Account balance which remains in the Account following a

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     distribution for any reason, or which is payable to the Participant or
     Beneficiary when payments to such Participant or Beneficiary would otherwise commence is less than $2,000.

     SECTION 11.  CHANGE OF CONTROL

     11.1 (a) Subject to the provisions of Section 11.1(b) hereof, upon a Change of Control as defined in the Supplemental Executive Benefit Plans Trust Agreement between Atlantic Richfield Company and the State Street Bank and Trust Company, as amended through August 1, 1997, and incorporated herein by reference and notwithstanding any other provision to the contrary in this Plan, the following provisions shall apply:

                (i) The Independent Plan Administrator appointed under the Trust Agreement shall assume all responsibilities relating to Administration under Article VI of the Plan with the exception that the disposition of any claim for benefits by a Participant or Beneficiary, following an initial determination by the Independent Plan Administrator, shall be the sole responsibility of the Advisory and Claims Committee established under the Trust Agreement, described above.

                (ii) No individual may commence participation following the Change of Control.

                (iii) No deferrals relating to previously elected Deferral Commitments may be made following the Change of Control, except that any Salary or Executive Supplementary Savings Plan amounts earned through the date of the Change of Control during the relevant Plan year shall be credited in accordance with the prior deferral election.

                (iv) Any amounts determined by the Independent Plan Administrator to be transferable to this Plan from the Atlantic Richfield Company

     Supplementary Executive Retirement Plan pursuant to an eligible Participant's election under such plan following a Change of Control shall be accepted by the Independent Plan Administrator and credited to the affected Participant's Deferral Account.

          (b) Time and form of distribution of Deferred Compensation Accounts following a Change of Control:

               (i) Following a Change of Control, any prior elections with respect to the form of payment of any Deferred Compensation Accounts shall be canceled and the Participant will be given the option to elect, in accordance with procedures established by the Independent Plan Administrator, including the time and manner of election, distribution of the Participant's Deferred Compensation Account in one of the following forms. Absent such election within the time period determined by the Independent Plan Administrator, the Deferred Compensation Account will be distributed to the Participant in a single payment:

                      (1) Single payment, constituting all or a portion (selected in percentages and/or amounts prescribed by the Independent Plan Administrator) of the Account, as elected by the Participant. If a portion of the Account is distributed, the remainder will be distributed under one of the following installment methods, as elected by the Participant:

                      (2)  Five annual installments

                      (3)  Ten annual installments

                      (4)  Fifteen annual installments

                      (5)  Twenty annual installments

               (ii) Following a Change of Control, any prior elections with respect to the time of payment of any Deferred Compensation shall be canceled and the Participant will be given the option to elect, in accordance with procedures established by the Independent Plan Administrator, described above, distribution of the entire Deferred Compensation Account elected under Subparagraph (ii), at one the following times:

                      (1) A single payment will be distributed to the Participant as soon as possible following the Change of Control;

                      (2) The Participant may elect commencement of any of the installment schedules elected under Subparagraph (i) above in the January immediately following the Change of Control or any succeeding January, provided that in no event may distributions continue after the end of the 20th calendar year following a Change of Control."

16.  Article V of the Plan is amendment to read as follows:

                                   "ARTICLE V
                           DESIGNATION OF BENEFICIARY

     Section 1.  Designation of Beneficiary

     1.1 Each Participant shall have the right to designate a Beneficiary or Beneficiaries to receive Participant's interest in Participant's Account upon Participant death. Such designation shall be made on a form prescribed by and delivered to the Company. The Participant shall have the right to change or revoke any such designation from time to time by filing a new designation or notice of revocation with the Company, and no notice to any Beneficiary nor consent by any Beneficiary shall be required to effect any such change or revocation.

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

     SECTION 2.  FAILURE TO DESIGNATE BENEFICIARY

     2.1 If a Participant shall fail to designate a Beneficiary before Participant's death, or if no designated Beneficiary survives the Participant, the Administrative Committee shall direct the Company to pay the balance in Participant's Account in a lump sum to the executor or administrator for Participant's estate."

Executed This 15th day of September, 1997.


ATTEST:                                ATLANTIC RICHFIELD COMPANY


BY: /s/ Armineh Simonian               BY:  /s/ John H. Kelly
   ------------------------                ------------------------
                                           JOHN H. KELLY
                                           Senior Vice President
                                           Human Resources

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